As filed with the Securities and Exchange Commission on October 20, 2010
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0554122
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

275 Gibraltar Drive	94089
Sunnyvale, California	(Zip Code)
(Address of principal executive offices)

Alliance Fiber Optic Products, Inc. 2000 Employee Stock Purchase Plan

(Full title of the plan)

Peter C. Chang
President and Chief Executive Officer
Alliance Fiber Optic Products, Inc.
275 Gibraltar Drive
Sunnyvale, California
(Name and address agent for service)
(408) 736-6900
(Telephone number, including area code, of agent for service)

Copy to:
Gabriella Lombardi, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
(650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer *	Accelerated filer *
Non-accelerated filer * (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
Title of Securities	Amount To	Maximum Offering	Maximum Aggregate	Amount of
To Be Registered	Be Registered(1)	Price Per Share(2)	Offering Price	Registration Fee
Common Stock, $0.001par value	84,894	$9.24	$784,421	$56

(1) Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2) Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on October 18, 2010.
____________________
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     We are filing this Registration Statement for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement that we filed on Form S-8 relating to the same employee benefit plans is effective.

     The contents of our previously filed Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on November 29, 2000 (File No. 333-50926), February 2, 2001 (File No. 333-54864), October 13, 2004 (File No. 333-119711), March 29, 2005 (File No. 333-123648), March 29, 2006 (File No. 333-132801), March 29, 2007 (File No. 333-141656) and March 31, 2009 (File No. 333-158316) are hereby incorporated by reference, excluding reports that we filed with the Commission that we incorporated into these Form S-8 Registration Statements in order to maintain current information about us, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 19, 2010.

(b)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010 and June 30, 2010 filed with the Commission on May 12, 2010 and August 12, 2010, respectively.

(c)	Current Report on Form 8-K filed with the Commission on May 17, 2010, July 13, 2010, August 23, 2010 and October 6, 2010.

(d)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on October 27, 2000, as amended on November 14, 2000 (File No. 000-31857).

(e)	The description of the Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on May 30, 2001, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8: Exhibits.

Exhibit No.	Description
4.1	Rights Agreement dated May 29, 2001, between the Company and Mellon Investor Services, LLC (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A (File No. 000-31857)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

Item 9: Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 20, 2010.

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By	/s/ Peter C. Chang
Peter C. Chang
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Chang and Anita K. Ho, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Peter C. Chang	President and Chief Executive	October 19, 2010
Peter C. Chang	Officer (Principal Executive Officer)
and Chairman

/s/ Anita K. Ho	Acting Chief Financial Officer	October 19, 2010
Anita K. Ho	(Principal Financial Accounting
Officer)

/s/ Richard Black	Director	October 19, 2010
Richard Black

/s/ Gwong-Yih Lee	Director	October 19, 2010
Gwong-Yih Lee

/s/ Ray Sun	Director	October 19, 2010
Ray Sun

/s/ James C. Yeh	Director	October 19, 2010
James C. Yeh

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Rights Agreement dated May 29, 2001, between the Company and Mellon Investor Services, LLC (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A (File No. 0-31857)).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).